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                                                                     Exhibit 1.1

                       VIRGINIA ELECTRIC AND POWER COMPANY

                                   1,250 UNITS
                      EACH UNIT CONSISTS OF 1,000 SHARES OF
         FLEXIBLE MONEY MARKET CUMULATIVE PREFERRED STOCK (FLEX MMP(R))
              2002 SERIES A (LIQUIDATION PREFERENCE $100 PER SHARE)

                             UNDERWRITING AGREEMENT

                                                                December 5, 2002

Lehman Brothers Inc.
    for itself and as Representative for the Underwriters named in Schedule I, attached to this Underwriting Agreement

c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York  10019

Ladies and Gentlemen:

             The undersigned, Virginia Electric and Power Company (the "Company"), hereby confirms its agreement with the several Underwriters named in
Schedule I hereto (the "Agreement") with respect to the issuance and sale to the several Underwriters named in Schedule I of the shares of the Company's Flexible Money Market Cumulative Preferred Stock 2002 Series A, liquidation preference $100 per Share (the "Series A Shares"). The Company confirms its agreement with the Underwriters with respect to the issuance of the Series A Shares and the sale to the several Underwriters of the number of Units, each Unit consisting of 1,000 Series A Shares (the "Units"), specified in Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in
Schedule II.

         1. Underwriters and Representatives. The term "Underwriters" as used herein shall be deemed to mean the several persons, firms or corporations (including the Representative hereinafter mentioned) named in Schedule I hereto, and the term "Representative" as used herein shall be deemed to mean the Representative to whom this Agreement is addressed, who by signing this Agreement represents that it has been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named in
Schedule I hereto, the term "Underwriters" as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representative will be binding upon all the Underwriters.

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(R) Registered Trademark of Lehman Brothers Inc.


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         2.  Description of the Units. Schedule II specifies the total number of the Units, the initial public offering price of the Units and the purchase price to be paid by the Underwriters, and sets forth the date, time and manner of delivery of the Units and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 4 and 5 herein, the Registration Statement and Prospectus referred to below) the terms and provisions for the purchase of such Units.

         3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) A registration statement, No. 333-96973 on Form S-3 for the registration of the Series A Shares comprising the Units under the Securities Act of 1933, as amended (the "Securities Act"), heretofore filed with the Securities and Exchange Commission (the "Commission") has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the preferred stock of the Company and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a prospectus supplement relating to the Series A Shares comprising the Units to be filed with the Commission under the Securities Act, as completed and as so supplemented, is hereinafter referred to as the "Prospectus". As used herein, the terms "Registration Statement" and "Prospectus" include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the "Incorporated Documents").

                  (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules, regulations and releases of the Commission thereunder (the "Rules and Regulations); neither the Registration Statement on the date it was declared effective (the Effective Date") nor the Prospectus on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements thereto), will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters' behalf through the Representative for use in the Registration Statement or Prospectus; and provided, further, that the foregoing representations and warranties are given on the basis that any

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         statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

                  (c) Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a "Material Adverse Effect"). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus.

                  (d) Deloitte & Touche LLP, who have certified certain of the Company's financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (e) There are no Significant Subsidiaries of the Company as such term is defined in Rule 1-02 of Regulation S-X.

                  (f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Series A Shares comprising the Units and the use of the proceeds from the sale of the Series A Shares comprising the Units as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Series A Shares comprising the Units as contemplated by this Agreement.

                  (g) The Series A Shares comprising the Units have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly

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         issued, fully paid and non-assessable, and the issuance of such Series
         A Shares comprising the Units will not be subject to any preemptive or similar rights.

                  (h) The Company is not, and, after giving effect to the offering and sale of the Series A Shares comprising the Units and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended.

         4. Purchase and Public Offering. On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, the number of the Units set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective Units specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering, the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

             The Company shall not be obligated to deliver any of the Units to be delivered on the Closing Date (as hereinafter defined) except upon payment for all the Units to be purchased on such Closing Date as provided herein.

         5. Time and Place of Closing. Delivery of the Units to, and payment therefor by, the Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Representative and the Company may agree upon in writing. The hour and date of such delivery and payment are herein called the "Closing Date". On the Closing Date, the Company, through the facilities of The Depository Trust Company ("DTC"), shall deliver or cause to be delivered a securities entitlement with respect to the Units to the Underwriters against payment of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the Underwriters' obligation hereunder. Upon delivery, the Series A Shares comprising the Units shall be registered in the name of Cede & Co., as nominee for DTC.

         6.  Covenants of the Company.  The Company agrees that:

                  (a) If the Representative so requests, the Company, on or prior to the Closing Date, will deliver to the Representative conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representative. The Representative will be deemed to have made such a request for copies for each of the several Underwriters and Troutman Sanders LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission's EDGAR filing system.

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                  (b) The Company will pay all expenses in connection with (i)
         the preparation and filing by it of the Registration Statement and the Prospectus, (ii) the preparation, issuance and delivery of the Series A Shares comprising the Units, and (iii) the printing and delivery to the Underwriters, in reasonable quantities, of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out of pocket fees and disbursements of Underwriters' outside counsel, Troutman Sanders LLP, in connection with the qualification of the Series A Shares comprising the Units under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

                  (c) If, during the time when a prospectus relating to the Series A Shares comprising the Units is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will (i) notify the Underwriters through the Representative to suspend solicitation of purchases of the Units and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representative and Troutman Sanders LLP. Any such documents or amendments which are electronically available through the Commission's EDGAR filing system shall be deemed to have been furnished by the Company to the Representative and Troutman Sanders LLP.

                  (d) The Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Representative promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

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                  (f) The Company will furnish such information as may be
         lawfully required and otherwise cooperate in qualifying the Series A Shares comprising the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

               (g) Fees and disbursements of Troutman Sanders LLP who is acting as counsel for the Underwriters (exclusive of fees and disbursements of such counsel which are to be paid as set forth in Section 6(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Section 7 or 8 hereof, the Company shall reimburse the Representative for the account of the Underwriters for the amount of such fees and disbursements.

         7. Conditions of the Underwriters' Obligations; Termination by the Underwriters.

                  (a) The Underwriters' obligations to purchase and pay for the Units on the Closing Date shall be subject to the following conditions:

                           (i) No stop order suspending the effectiveness of the
                  Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. The Representative shall have received, prior to payment for the Units, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                           (ii) The relevant order or orders of the State
                  Corporation Commission of Virginia authorizing the issuance and sale of the Series A Shares comprising the Units shall be in full force and effect.

                           (iii) On the Closing Date the Representative shall
                  receive, on behalf of the several Underwriters, the opinions of Troutman Sanders LLP, counsel to the Underwriters, McGuireWoods LLP, counsel to the Company, and the Company's General Counsel, substantially in the forms attached hereto as Schedules III, IV and V, respectively.

                           (iv) The Representative shall have received from
                  Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representative containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including any pro forma financial information.

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                           (v) Subsequent to the execution of this Agreement and
                  prior to the Closing Date, (A) except as stated in the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the number of outstanding shares of or terms of preferred stock or long term debt of the Company (other than a decrease in the aggregate principal amount thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representative is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Units on the terms and in the manner contemplated in the Prospectus and this Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company's senior unsecured notes, or securities that are pari passu to the Company's senior unsecured notes, by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or if there has occurred any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representative, make it impracticable to proceed with the public offering or delivery of the Units on the terms and in the manner contemplated in the Prospectus and in this Agreement.

                           (vi) On the Closing Date, the representations and
                  warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on the Closing Date, the Representative shall have received a certificate to such effect signed by the President or any Vice President of the Company.

                           (vii) All legal proceedings to be taken in connection
                  with the issuance and sale of the Series A Shares comprising the Units shall have been satisfactory in form and substance to Troutman Sanders LLP.

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                  (b)  In case any of the conditions specified above in Section
         7(a) shall not have been fulfilled, this Agreement may be terminated by the Representative upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representative unless Underwriters who have agreed to purchase in the aggregate 50% or more of the total number of the Units shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

                  (c) If this Agreement shall be terminated by the Representative pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in
         Section 6(g)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Section 6(b) and Section 9.

         8. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Series A Shares comprising the Units shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g), 9 and 10 hereof.

         9.  Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or
         Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the

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         statements therein not misleading; provided that the foregoing indemnity agreement, insofar as it relates to any preliminary Prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any affiliate of, or person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Units by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to the Representative), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and the Company satisfied its obligations pursuant to Section 6(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any preliminary Prospectus. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Units.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of
         Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full

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         force and effect, regardless of any investigation made by or on behalf of the Company or any such controlling person, and shall survive the delivery of the Units.

                  (c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter, its affiliates or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
         (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         10. Termination. If any one or more of the Underwriters shall fail or refuse to purchase the Units which it or they have agreed to purchase hereunder, and the aggregate total number of the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of total number of the Units, then the other Underwriters shall be obligated severally in the proportions which the total number of the Units set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Units and the total number of the Units with respect to which such default occurs is more than one-tenth of the total number of the Units and arrangements satisfactory to the Underwriters and the Company for the purchase of such Units are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 6(g) and Section 9) or of the Company (except as provided in Section 6(b) and Section 9). In any such case not involving a termination, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Units.

         12. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such, of any of the Units from any of the several Underwriters.

         13. Notices. All communications hereunder shall be in writing and if to the Underwriters shall be mailed, telecopied or delivered to the Representative at the address set forth on Schedule II hereto, or if to the Company shall be mailed, telecopied or delivered to it, attention of Treasurer, Virginia Electric and Power Company 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).



            [The remainder of this page is left intentionally blank.]

         Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                              VIRGINIA ELECTRIC AND POWER COMPANY



                              By:       G. Scott Hetzer
                                    ----------------------------------------
                              Name:    G. Scott Hetzer
                              Title:   Senior Vice President and Treasurer

Agreed, this 5th day of December, 2002

Lehman Brothers Inc.

Acting on behalf of itself and for the
  several Underwriters named herein

LEHMAN BROTHERS INC.


By:  Greg J. Hall
    -------------------------------
        Authorized Signatory

Name:  Greg J. Hall
Title: Managing Director

                                   SCHEDULE I

                                                          Total Number
                                                            of Units
Underwriter                                              to be Purchased
-----------                                              ---------------
Lehman Brothers Inc.                                             1,061
BNP Paribas Securities Corp.                                        63
KBC Financial Products USA Inc.                                     63
SunTrust Capital Markets, Inc.                                      63
                                                            ----------
                               Total Units:                      1,250

                                   SCHEDULE II

Total Number of Units Being Purchased:  1,250 Units  (each Unit consisting of
                                        1,000 Series A Shares)

Public Offering Price per Unit:  $100,000

Underwriting Commission per Unit:  $1,500

Total Proceeds to Company:  $123,125,000

Rate for Initial Dividend Period: 5.50%

Time of Delivery:  December 12, 2002, 10:00 A.M.

Closing Location:          One James Center
                           901 East Cary Street
                           Richmond, Virginia 23219

The specimen of the Series A Shares comprising the Units will be available for your inspection at:

                           One James Center
                           901 East Cary Street
                           Richmond, Virginia 23219

Address for Notices:

Lehman Brothers Inc.
745 7th Avenue
New York, New York  10019
Attn: Christopher Winchenbaugh, Senior Vice President
Facsimile number:  646-758-5877


with a copy of any notice pursuant to Section 9(c) also sent to:


Troutman Sanders LLP
1111 East Main Street
Richmond, Virginia  23219
Attn:  F. Claiborne Johnston, Jr., Esquire
Facsimile number:  (804) 697-1339

                                  SCHEDULE III

                            PROPOSED FORM OF OPINION

                                       OF

                              TROUTMAN SANDERS LLP
                             Bank of America Center
                              1111 East Main Street
                            Richmond, Virginia 23219


                       VIRGINIA ELECTRIC AND POWER COMPANY

                            1,250 UNITS (THE "UNITS")
                      EACH UNIT CONSISTS OF 1,000 SHARES OF
         FLEXIBLE MONEY MARKET CUMULATIVE PREFERRED STOCK (FLEX MMP(R))
  2002 SERIES A (LIQUIDATION PREFERENCE $100 PER SHARE) (THE "SERIES A SHARES")



                                December 12, 2002


Lehman Brothers Inc.
    for itself and as Representative for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York  10019

Ladies and Gentlemen:


         We have acted as your counsel in connection with the arrangements for issuance by Virginia Electric and Power Company, a Virginia corporation (the "Company"), of the above-referenced Series A Shares comprising the Units (the "Units") of the Company pursuant to an Underwriting Agreement dated December 5, 2002 between the Company and the Underwriters listed on Schedule I attached thereto (the "Underwriting Agreement"). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

                                     III-1

         We have examined originals, or copies certified to our satisfaction of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

         In addition, we attended the closing held today at the offices of McGuireWoods LLP, One James Center, 901 E. Cary Street, Richmond, Virginia, at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

         Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

                  1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

                  2. An appropriate order of the State Corporation Commission of Virginia with respect to the sale of the Series A Shares comprising the Units has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Units as contemplated by the Underwriting Agreement. No approval or consent by any public regulatory body other than those required under the Securities Act and the Rules and Regulations and the authorization by the State Corporation Commission of Virginia, all of which have been obtained, and reports to be filed with the State Corporation Commission of Virginia after issuance of the Series A Shares, is legally required in connection with the sale of the Units as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Series A Shares comprising the Units in such states) and the carrying out of the provisions of the Underwriting Agreement.

                  3. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

                  4. The Series A Shares comprising the Units have been duly authorized and are validly issued, fully paid and non-assessable; and the issuance of such Series A Shares comprising the Units is not subject to any preemptive or similar rights.

                  5. The Registration Statement with respect to the Series A Shares comprising the Units filed pursuant to the Securities Act, has become effective and remains in effect

                                     III-2
         at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Series A Shares comprising the Units in the manner therein specified.

                  6. The Registration Statement and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

                  7. The statements relating to the preferred stock of the Company contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF PREFERRED STOCK, as all or any of them have been supplemented by the statements relating to the Series A Shares comprising the Units under DESCRIPTION OF THE 2002 SERIES A PREFERRED STOCK, are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading.

                                     * * * *

         We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, other than with regard to the statements relating to the Series A Shares comprising the Units as described in paragraph (7). We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Underwriting Agreement. None of the foregoing disclosed to the lawyers in this firm who have given substantive legal attention to representation of you in connection with the issuance and sale of the Series A Shares comprising the Units any information that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus contains on the date hereof (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference and any pro forma financial information and notes thereto included or incorporated by reference therein, as to which we express no belief) any untrue statement of a material fact or omitted on said date or now to state a material fact required to be stated therein or necessary to make the statements

                                     III-3
therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Underwriting Agreement.

         In rendering the opinions set forth in paragraphs (1) - (7) above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion or make any statement with respect to any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This letter may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

                                            Very truly yours,

                                            TROUTMAN SANDERS LLP








                                     III-4

                                   SCHEDULE IV

                            PROPOSED FORM OF OPINION

                                       OF

                                MCGUIREWOODS LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219


                       VIRGINIA ELECTRIC AND POWER COMPANY

                            1,250 UNITS (THE "UNITS")
                      EACH UNIT CONSISTS OF 1,000 SHARES OF
         FLEXIBLE MONEY MARKET CUMULATIVE PREFERRED STOCK (FLEX MMP(R))
  2002 SERIES A (LIQUIDATION PREFERENCE $100 PER SHARE) (THE "SERIES A SHARES")



                                December 12, 2002

Lehman Brothers Inc.
    for itself and as Representative for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York  10019

Ladies and Gentlemen:

         We have acted as counsel to Virginia Electric and Power Company, a Virginia corporation (the "Company"), in connection with the issuance and sale by the Company of the Series A Shares comprising the above-referenced Units (the "Units") pursuant to an Underwriting Agreement dated December 5, 2002, between the Company and the Underwriters listed on Schedule I attached thereto (the "Underwriting Agreement"). This opinion is rendered pursuant to the provisions of Section 7(a)(iii) of the Underwriting Agreement, and, except as set forth herein, the terms used herein which are defined in the Underwriting Agreement have the same meanings as they have in the Underwriting Agreement.

         We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

         On this basis we are of the opinion that:

                  1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations and any authorization by the State Corporation Commission of Virginia, all of which have been obtained, reports to be filed with the State Corporation Commission of Virginia after issuance of the Series A Shares, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement by the Company or for the offering, issuance, sale or delivery of the Series A Shares comprising the Units.

                  2. The articles of amendment with respect to the Series A Shares have been duly authorized and executed by the Company and a certificate of amendment with respect to such articles of amendment has been issued by the State Corporation Commission of Virginia.

                  3. The Series A Shares comprising the Units have been duly authorized and are validly issued, fully paid and non-assessable; and the issuance of such Series A Shares comprising the Units is not subject to any preemptive or similar rights.

                  4. The Registration Statement with respect to the Series A Shares comprising the Units filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Series A Shares comprising the Units in the manner therein specified.

                  5. The Registration Statement and the Prospectus (except the financial statements, pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

                  6. We are of the opinion that the statements relating to the preferred stock of the Company under DESCRIPTION OF PREFERRED STOCK, as all or any of them have been supplemented by the statements relating to the Series A Shares comprising the Units under DESCRIPTION OF THE 2002 SERIES A PREFERRED STOCK, are substantially accurate and fair.

         We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we attended the due diligence meetings with representatives of the Company and the closing at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in the preceding paragraph in regard to the captions set forth in such preceding paragraph. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus (in each case, except with respect to the financial statements and schedules and other financial information contained or incorporated by reference in the Registration Statement or Prospectus) contains on the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Underwriting Agreement.

         We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

                                                     Yours very truly,

                                                     MCGUIREWOODS LLP

                                   SCHEDULE V

                            PROPOSED FORM OF OPINION

                                       OF

                               GENERAL COUNSEL OF
                       VIRGINIA ELECTRIC AND POWER COMPANY
                               120 Tredegar Street
                            Richmond, Virginia 23219

                       VIRGINIA ELECTRIC AND POWER COMPANY

                            1,250 UNITS (THE "UNITS")
                      EACH UNIT CONSISTS OF 1,000 SHARES OF
         FLEXIBLE MONEY MARKET CUMULATIVE PREFERRED STOCK (FLEX MMP(R))
2002 SERIES A (LIQUIDATION PREFERENCE $100 PER SHARE) (THE "SERIES A SHARES")


                                December 12, 2002

To: The addressees listed on Annex A

Ladies and Gentlemen:

                  The arrangements for issuance of the Series A Shares comprising the above-referenced Units (the "Units"), of Virginia Electric and Power Company (the "Company"), pursuant to a Agreement dated December 5, 2002, by and between the Company and you (the "Underwriting Agreement"), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

                  As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company's Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities, and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Units, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Units. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

                  On this basis I am of the opinion that:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

                  2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  3. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company's or any of its subsidiaries' properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

                  I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

                                                     Yours very truly,

                                     Annex A
                                     -------

Lehman Brothers Inc.
    for itself and as Representative for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York  10019




1106833v6